                                  EXHIBIT 12.1

                    Statement Regarding Computation of Ratios

Computation of Ratios
----------------------

The following formulas were used to calculate the ratios in Financial Information and Supplementary Data, page 42, Selected Financial Data for the years ended December 31, 1997, 1996, 1995, 1994 and 1993, included in this report.

(Calculation)
Net Income/Weighted average shares of common stock outstanding for the period = Earnings Per Share

                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Net Income                    $ 1,930,568    $ 1,643,994    $ 1,470,347    $ 1,287,713    $ 1,192,614

Weighted Average
Shares Outstanding              1,209,085      1,209,085      1,209,085      1,208,987      1,206,498

Per Share Amount              $      1.60    $      1.36    $      1.22    $      1.07    $       .99

(Calculation)
Cash dividends/ Shares issued
= Cash dividends declared per share

                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Cash dividends                $   652,936    $   573,698    $   410,525    $   448,535    $   410,130

Shares issued                   1,209,085      1,209,085      1,209,085      1,209,085      1,209,085

Per Share Amount              $       .54    $       .47    $       .34    $       .37    $       .34

(Calculation)
Stockholders' Equity/ Shares issued
= Book Value per share

                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Stockholders' Equity          $14,128,995    $12,649,278    $11,709,207    $10,367,843    $ 9,755,475

Shares issued                   1,209,085      1,209,085      1,209,085      1,209,085      1,209,085

Per Share Amount              $     11.69    $     10.46    $      9.68    $      8.58    $      8.07

(Calculation)
Net Income / Total average assets
= Return on Average Assets

                                                          (In thousands)
                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Net Income                    $     1,931    $     1,644    $     1,470    $     1,288    $     1,193

Total Average Assets          $   153,290    $   137,810    $   124,145    $   117,996    $   115,765

Return on Average Assets             1.26%          1.19%          1.18%          1.09%          1.03%



(Calculation)
Net Income/Average stockholders' equity
= Return on Average Equity

                                                          (In thousands)
                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Net Income                    $     1,931    $     1,644    $     1,470    $     1,288    $     1,193

Total Average
Stockholders' Equity          $    13,400    $    12,186    $    11,170    $    10,253    $     9,252

Return on Average Equity            14.41%         13.49%         13.16%         12.56%         12.89%


(Calculation)
Average Equity / Average stockholders' equity
= Average Equity to Average Assets

                                                          (In thousands)
                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Total Average
Stockholders' Equity          $    13,400    $    12,186    $    11,170    $    10,253    $     9,252

Total Average Assets          $   153,290    $   137,810    $   124,145    $   117,996    $   115,765

Average Equity
 to Average Assets                   8.74%          8.84%          9.00%          8.69%          7.99%

(Calculation)
Cash dividends per share/Net income per share
= Dividend Payout Ratio

                                                            December 31,
                                 1997           1996           1995           1994           1993
                              -----------    -----------    -----------    -----------    -----------

Cash dividends
  per share                   $       .54    $       .47    $       .34    $       .37    $       .34

Net income per share          $      1.60    $      1.36    $      1.22    $      1.07    $       .99

Dividend Payout Ratio               33.75%         34.56%         27.87%        34.58%          34.34%


(Calculation)
Loans/ Total deposits
= Loan to Deposit Ratio

                                                            December 31,
                                 1997           1996           1995           1994           1993
                           ------------    ------------    ------------    ------------    ------------

Loans                      $ 95,373,653    $ 80,416,680    $ 72,006,276    $ 61,667,148    $ 55,838,361

Total deposits             $137,044,813    $125,271,069    $114,895,154    $105,730,236    $105,790,970

Loan to Deposit Ratio             69.59%          64.19%          62.67%          58.32%          52.78%